LOAN # 0021154224

This document was prepared by ....
.............HomeBanc Mortgage Corporation.............................
State of Florida's Documentary Stamp Tax required by law in the amount of $ .... has been paid to the Clerk of the Circuit Court (or the County Comptroller, if applicable) for the County

When recorded return to:

PO Box 105830
Atlanta, GA 30348-5830
Attn: Final Documents

INSTR # 102315428
OR BK 33907 Pages 3 - 6
RECORDED 10/08/02 08:02:09
BROWARD COUNTY COMMISSION
DOC STMP-M: $612.50
INT TAX: 1\ $350.00
DEPUTY CLERK 3050
#6, 4 Pages

State of Florida —— Space Above This Line For Recording Data

MORTGAGE

(With Future Advance Clause)

1. **DATE AND PARTIES.** The date of this Mortgage (Security Instrument) is ....September 12, 2002......... and the parties, their addresses and tax identification numbers, if required, are as follows:

MORTGAGOR: Eduardo M Naranjo, a married man joined , by his wife

701 N. RIO VISTA BLV FT. LAUDERDALE, FL 33301

☐ If checked, refer to the attached Addendum incorporated herein, for additional Mortgagors, their signatures and acknowledgments.

LENDER:

HomeBanc Mortgage Corporation
5775-E Glenridge Dr.
Suite 500
Atlanta, GA 30328

2. **CONVEYANCE.** For good and valuable consideration, the receipt and sufficiency of which is acknowledged, and to secure the Secured Debt (defined below) and Mortgagor's performance under this Security Instrument, Mortgagor grants, bargains, conveys and mortgages to Lender the following described property:

lots 7, and 8, Block 1, of Rio Vista, a subdivision according to the plat thereof, as recorded in Plat Book 1, at page 18, of the Public Records of Broward County, Florida.

The property is located in ......BROWARD...................... at ....
(County)

701 N. RIO VISTA BLV .... FT. LAUDERDALE ...., Florida ......33301......
(Address) (City) (ZIP Code)

Together with all rights, easements, appurtenances, royalties, mineral rights, oil and gas rights, all water and riparian rights, ditches, and water stock and all existing and future improvements, structures, fixtures, and replacements that may now, or at any time in the future, be part of the real estate described above (all referred to as "Property").

3. **MAXIMUM OBLIGATION LIMIT.** The total principal amount secured by this Security Instrument at any one time shall not exceed $ ....175,000.00.................. This limitation of amount does not include interest and other fees and charges validly made pursuant to this Security Instrument. Also, this limitation does not apply to advances made under the terms of this Security Instrument to protect Lender's security and to perform any of the covenants contained in this Security Instrument.

4. **SECURED DEBT AND FUTURE ADVANCES.** The term "Secured Debt" is defined as follows:
   A. Debt incurred under the terms of all promissory note(s), contract(s), guaranty(s) or other evidence of debt described below and all their extensions, renewals, modifications or substitutions. *(You must specifically identify the debt(s) secured and include the final maturity of such debt(s).)*

   Maturity Date: 09/11/27
   Borrower(s) Home Equity Line of Credit Agreement and Promissory Note to Lender dated 09/12/02 .

LOAN # 0021808191

ADJUSTABLE RATE RIDER

(LIBOR Index – Rate Caps)

THIS ADJUSTABLE RATE RIDER is made this 12th day of September 2002 and is incorporated into and shall be deemed to amend and supplement the Mortgage, Deed of Trust, or Security Deed (the "Security Instrument") of the same date given by the undersigned ("Borrower") to secure Borrower's Adjustable Rate Note (the "Note") to HomeBanc Mortgage Corporation ("Lender") of the same date and covering the property described in the Security Instrument and located at:

701 N RIO VISTA BLVD FT. LAUDERDALE, FL 33301

(Property Address)

THE NOTE CONTAINS PROVISIONS ALLOWING FOR CHANGES IN THE INTEREST RATE AND THE MONTHLY PAYMENT. THE NOTE LIMITS THE AMOUNT BORROWER'S INTEREST RATE CAN CHANGE AT ANY ONE TIME AND THE MAXIMUM RATE BORROWER MUST PAY.

ADDITIONAL COVENANTS. In addition to the covenants and agreements made in the Security Instrument, Borrower and Lender further covenant and agree as follows:

A. INTEREST RATE AND MONTHLY PAYMENT CHANGES

The Note provides for an initial rate of 3.875 %. The Note provides for changes in the interest rate and the monthly payments, as follows:

4. INTEREST RATE AND MONTHLY PAYMENT CHANGES

(A) Change Dates

The interest rate I will pay may change on the first day of April 2003 , and on that day every 6th month thereafter. Each date on which my interest rate could change is called a "Change Date".

(B) The Index

Beginning with the first Change Date, my interest rate will be based on an Index. The "Index" is the average of interbank offered rates for 6 month U. S. dollar-denominated deposits in the London market ("LIBOR"), as published in ***The Wall Street Journal***. The most recent Index figure available as of the first business day of the month immediately preceding the month in which the Change Date occurs is called the "Current Index."

If the Index is no longer available, the Note Holder will choose a new index that is based upon comparable information. The Note Holder will give me notice of this choice.

LOAN # 0021808191

(C) Calculation of Changes
Before each Change Date, the Note Holder will calculate my new interest rate by adding Two and One Eighth percentage point(s) (2.125 %) to the Current Index. The Note Holder will then round the result of this addition to the nearest one-eighth of one percentage point (0.125%). Subject to the limits stated in Section 4(D) below, this rounded amount will be my new interest rate until the next Change Date.

(i) **Interest-Only Period.** The "interest-only period" is the period from the date of this Note through 09/30/12 . For the interest-only period, after calculating my new interest rate as provided above, the Note Holder will then determine the amount of the monthly payment that would be sufficient to pay the interest which accrues on the unpaid principal of my loan. The result of this calculation will be the new amount of my monthly payment.

(ii) **Amortization Period.** The "amortization period" is the period after the interest-only period. For the amortization period, after calculating my new interest rate as provided above, the Note Holder will then determine the amount of the monthly payment that would be sufficient to repay the unpaid principal that I am expected to owe at the Change Date in full on the Maturity Date at my new interest rate in substantially equal payments. The result of this calculation will be the new amount of my monthly payment.

(D) Limits on Interest Rate Changes
The interest rate I am required to pay at the first Change Date will not be greater than 8.875 % or less than 2.125 %. Thereafter, my interest rate will never be increased or decreased on any single Change Date by more than Five percentage point(s) (5.000 %) from the rate of interest I have been paying for the preceding month. My interest rate will never be greater than 12.000 % or less than 2.125 %.

(E) Effective Date of Changes
My new interest rate will become effective on each Change Date. I will pay the amount of my new monthly payment beginning on the first monthly payment date after the Change Date until the amount of my monthly payment changes again.

(F) Notice of Changes
The Note Holder will deliver or mail to me a notice of any changes in my interest rate and the amount of my monthly payment before the effective date of any change. The notice will include information required by law to be given me and also the title and telephone number of a person who will answer any question I may have regarding the notice.